Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-178510) pertaining to The Principal Select Savings Plan of Principal Financial Group, Inc. of our report dated June 25, 2025, with respect to the financial statements and supplemental schedule of The Principal Select Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Des Moines, Iowa

June 25, 2025

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